Exhibit 99.1

Alaunos Therapeutics to Present at American Society of Gene and Cell Therapy

25th Annual Meeting

•	Preclinical data to be presented highlights the potential ability to generate mbIL-15 TCR-T cells targeting hotspot mutations expressed in solid tumors with enhanced survival capacity

HOUSTON, May 2, 2022 – Alaunos Therapeutics, Inc. (“Alaunos” or the “Company”) (Nasdaq: TCRT), a clinical-stage oncology-focused cell therapy company today announced a poster presentation highlighting the Company’s membrane-bound interleukin-15 (mbIL-15) program as a potentially potent cell therapy targeting hotspot mutations expressed in solid tumors at the 25th Annual Meeting of the American Society of Gene and Cell Therapy being held in Washington, D.C. and virtually May 16-19, 2022.

“We are excited at the opportunity to present new preclinical data in our mbIL-15 program at the ASGCT Annual Meeting. In this study we observed the potential of our Sleeping Beauty transposed mbIL-15 TCR-T cells to deepen clinical responses and improve durability of TCR-T cells targeting hotspot mutations expressed in solid tumors,” stated Drew Deniger, Ph.D., Vice President, Research & Development at Alaunos Therapeutics. “We continue to be encouraged by the data and intend to file an IND application for this program in the second half of 2023.”

Details of the poster presentation are as follows:

Poster Presentation: Stem-cell memory TCR-T cells targeting hotspot EGFR, KRAS and p53 neoantigens generated through co-expression of membrane-bound Interleukin-15

Session Title: Cancer - Targeted Gene and Cell Therapy I

Session Date/Time: Monday May 16, 2022, 5:30 PM—6:30 PM EST

Poster Board Number: M-234

Location: Walter E. Washington Convention Center, Hall D

Alaunos’ mbIL-15 program has been developed to augment the function of TCR-T cells by co-expression of a more potent and proprietary membrane-bound interleukin-15. In this preclinical study, Alaunos observed that mbIL-15 TCR-T cells specifically targeted and killed tumors expressing matching neoantigen and HLAs with negligible off target effects. Furthermore, Alaunos observed the potential of mbIL-15 to establish long-lived tumor-specific TCR-T cells that have the potential to survive within the circulation and the tumor microenvironment.

About Alaunos Therapeutics

Alaunos is a clinical-stage oncology-focused cell therapy company, focused on developing T-cell receptor (TCR) therapies based on its proprietary, non-viral Sleeping Beauty gene transfer technology and its TCR library targeting shared tumor-specific hotspot mutations in key oncogenic genes including KRAS, TP53 and EGFR. The Company has clinical and strategic collaborations with The University of Texas MD Anderson Cancer Center and the National Cancer Institute. For more information, please visit www.alaunos.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, and in some cases can be identified by terms such as “may,” “will,” “could,” “expects,” “plans,” “anticipates,” “believes” or other words or terms of similar meaning. These statements include, but are not limited to, statements regarding the Company’s business and strategic plans, the Company’s ability to raise capital, and the timing of the Company’s research and development programs, including the anticipated timing for regulatory filings and for enrolling and dosing patients in the Company’s clinical trials. Although the management team of Alaunos believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Alaunos, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, among other things, changes in the Company’s operating plans that may impact its cash expenditures; the uncertainties inherent in research and development, future clinical data and analysis, including whether any of Alaunos’ product candidates will advance further in the preclinical research or clinical trial process, including receiving clearance from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies to conduct clinical trials and whether and when, if at all, they will receive final approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies and for which indication; the strength and enforceability of Alaunos’ intellectual property rights; and competition from other pharmaceutical and biotechnology companies as well as risk factors discussed or identified in the public filings with the Securities and Exchange Commission made by Alaunos, including those risks and uncertainties listed in the most recent Form 10-Q and Form 10-K filed by Alaunos with the Securities and Exchange Commission. Alaunos is providing this information as of the date of this press release, and Alaunos does not undertake any obligation to update or revise the information contained in this press release whether as a result of new information, future events, or any other reason.

Investor Relations Contact:

Alex Lobo

Stern Investor Relations

Alex.lobo@sternir.com